SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ]CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
[x] Definitive Proxy Statement                 RULE 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c)or(s)240.14a-12


FACTSET RESEARCH SYSTEMS INC.
--------------------------------------------------
(Name of Registrant as Specified In its Charter)


--------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below Exchange Act Rules 14a-6(i)(4) and 0-11.
   (1)  Title of each class of securities to which transactions applies:
   (2)  Aggregate number of securities to which transactions applies:
   (3) Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.

[ } Check box, if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1)  Amount Previously Paid:
   (2)  Form, Schedule or Registration Statement No.:
   (3)  Filing Party:
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Notes:

FactSet Research Systems Inc.
One Greenwich Plaza
Greenwich, Connecticut 06830
203.863.1500 / 203.863.1501(Fax)





November 24, 1998

Dear  Shareholder:

You are cordially invited to attend the annual meeting of shareholders of FactSet Research Systems Inc. on January 7, 1999, at 10:00 a.m. The meeting will be held at our corporate headquarters located at One Greenwich Plaza, Greenwich, Connecticut.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted. Therefore, I urge you to mark, sign, date, and promptly return the enclosed proxy in the accompanying postage-paid envelope. Should you decide to attend the annual meeting, you will of course have the opportunity to vote in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support and loyalty.

Sincerely,


Howard E. Wille
Chairman of the Board and
Chief Executive Officer

FACTSET RESEARCH SYSTEMS INC.
One Greenwich Plaza
Greenwich, Connecticut 06830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
January 7, 1999


To Our Shareholders:

The annual  meeting of  shareholders  of FactSet  Research  Systems  Inc.  ("the
Company"), a Delaware Corporation, will be held at the Company's corporate headquarters at One Greenwich Plaza, Greenwich, Connecticut, on January 7, 1999, at 10:00 a.m. for purposes of acting on the following matters:

1. To elect three directors.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the current fiscal year.

3. To transact such other business as may properly come before the annual meeting.


Only shareholders of record at the close of business on November 13, 1998 are entitled to notice of, and to vote at, this meeting.

Ernest S. Wong
Secretary
Greenwich, Connecticut
November 24, 1998



IMPORTANT
Whether or not you expect to attend in person, we urge you to mark, sign, date, and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly marking, signing, dating, and returning the proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the annual meeting if you desire to do so, as your proxy is revocable at your option.

FACTSET RESEARCH SYSTEMS INC.
One Greenwich Plaza
Greenwich, Connecticut 06830

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS
To Be Held January 7, 1999


The Board of Directors of FactSet Research Systems Inc. ("the Company" or "FactSet") furnishes this Proxy Statement, which was first mailed to shareholders on November 24, 1998, in connection with the solicitation of proxies and will be voted at the annual meeting of shareholders of the Company ("the Meeting"). The Meeting will be held at 10:00 a.m. on January 7, 1999 at One Greenwich Plaza, Greenwich, Connecticut, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by delivering a signed statement to the Secretary of the Company at or prior to the Meeting or by executing another proxy dated as of a later date. The cost of the solicitation of proxies will be borne by the Company.

The only outstanding voting security of the Company is its common stock, $0.01 par value per share (the "Common Stock"). Shareholders of record at the close of business on November 13, 1998 will be entitled to vote at the Meeting on the basis of one vote for each share of Common Stock held. On November 13, 1998, there were 10,032,396 outstanding shares of Common Stock.

I. Director And Executive Officer Information

Information Regarding the Board of Directors and Related Committees

The Board of Directors (the "Board") and related Committees of the Company are served by:

Joseph E. Laird, Jr., Director. Mr. Laird has been a Managing Director of Veronis, Suhler & Associates ("Veronis"), a leading specialty investment bank exclusively serving the media and information industries since 1989. From 1982 to 1989, he was an institutional equity salesman and a senior securities analyst of database information services for Hambrecht & Quist. From 1975 to 1982, Mr. Laird was an institutional equity salesman and investment strategist for PaineWebber Mitchell Hutchins. Mr. Laird is a member of the Compensation Committee and has served on the Board since 1993. His current Board term expires in concurrence with the Annual Meeting of Shareholders for fiscal 1998.

David R. Korus, Director. Mr. Korus is a Partner and Portfolio Manager with Owenoke Capital Management LLC ("Owenoke"). Prior to founding Owenoke in 1998, Mr. Korus managed technology assets for Westcliff Capital Management LLC and Kingdon Capital Management, large diversified hedge funds. Mr. Korus began his career in 1983 with Kidder, Peabody & Co. researching technology stocks. Later he became Chairman of the Research Steering Committee and was responsible for managing the technology research department. During his 11-year tenure with Kidder, Peabody & Co., Mr. Korus followed over 100 companies in the software and hardware industries. Mr. Korus is a member of the Compensation Committee and has served on the Board since July 1997. His current Board term expires in concurrence with the Annual Meeting of Shareholders for fiscal 2000.

John C. Mickle, Director. Mr. Mickle has been President of Sullivan, Morrissey & Mickle Capital Management Corporation since 1978. Mr. Mickle is an experienced investment advisor, having held prior positions with Shearson Hayden Stone, Inc., UBS-DB Corporation, and Faulkner, Dawkins & Sullivan, Inc. Mr. Mickle is also a director of Mickelberry Communications Inc. Mr. Mickle is a member of the Audit Committee and has served on the Board since November 1997. His current Board term expires in concurrence with the Annual Meeting of Shareholders for fiscal 2000.

Walter F. Siebecker, Director. Mr. Siebecker joined the National Securities Clearing Corporation ("NSCC") in 1996 as a Managing Director in charge of the organization's Annuity Processing Service. Mr. Siebecker has an extensive background in retail and institutional investment services in the domestic and global markets. Prior to joining NSCC, Mr. Siebecker was a consultant to the Trading Services Division at Lehman Brothers and spent 16 years at Smith Barney Inc., where he was responsible for the operations division as Executive Vice President and Chief Operations Officer. Mr. Siebecker is a member of the Audit Committee and has served on the Board since November 1997. His current Board term expires in concurrence with the Annual Meeting of Shareholders for fiscal 1999.

Charles J. Snyder, President, Chief Technology Officer and Director. Mr. Snyder was a founder of the Company in 1978 and has held his current positions with the Company since that time. From 1964 to 1977, Mr. Snyder worked for Faulkner, Dawkins & Sullivan, Inc., eventually becoming Director of Computer Research, a position he retained with Shearson Hayden Stone, Inc. after its acquisition of Faulkner, Dawkins & Sullivan, Inc. in 1977. Mr. Snyder received a B.S.E. in Electrical Engineering from Princeton University and a M.S. in Mathematics from New York University. Mr. Snyder has been a Director of the Company since its formation in 1978. His current Board term expires in concurrence with the Annual Meeting of Shareholders for fiscal 1998. Mr. Snyder's employment contract with the Company expires August 31, 1999. He has agreed to remain employed as a consultant to the Company's engineering and technology groups. Mr. Snyder has indicated his further intention to continue serving as a Director of the Company.

Howard E. Wille, Chairman of the Board of Directors, Chief Executive Officer and Director. Mr. Wille was a founder of the Company in 1978 and has held his current positions with the Company since that time. From 1966 to 1977, Mr. Wille was a partner and Director of Research at Faulkner, Dawkins & Sullivan, Inc., a Wall Street investment firm, and held a managerial position with Shearson Hayden Stone, Inc. after its acquisition of Faulkner, Dawkins & Sullivan, Inc. in 1977. He was President and Chief Investment Officer of Piedmont Advisory Corporation from 1961 to 1966 and, prior to that time served as a securities analyst, investment manager and investment counselor for several firms. Mr. Wille received a B.A. in Philosophy from the City College of New York. Mr. Wille has been a Director of the Company since its formation in 1978. His current Board term expires in concurrence with the Annual Meeting of Shareholders for fiscal 1999.

The Board has two subcommittees, a Compensation Committee and an Audit Committee. The Compensation Committee is served by Mr. Laird and Mr. Korus and its primary function is to assist the Board in fulfilling its oversight responsibilities to ensure officers and other key executives are compensated in accordance with the Company's total compensation and organizational objectives. The Audit Committee is served by Mr. Mickle and Mr. Siebecker. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing annual financial information provided to shareholders, monitoring the Company's system of internal controls, and overseeing the external audit process performed by the Company's independent public accountants.

During fiscal 1998, the Board of Directors met four times, the Compensation Committee met three times, and the Audit Committee met twice. Mr. Korus, Mr. Mickle, Mr. Snyder, and Mr. Wille attended 100% of the aggregate number of Board meetings. Mr. Laird and Mr. Siebecker attended three Board meetings. Each Compensation and Audit Committee meeting was attended by all its member directors.

Howard E. Wille and Charles J. Snyder, officers of the Company, receive no compensation for serving on the Board. Non-employee directors receive an annual retainer of $10,000 plus 2,000 non-qualified stock options on the date of each annual meeting. In addition, non-employee directors are entitled to $1,000 for attending each meeting of a committee of the Board (or $500 for participating by telephone). In addition, committee chairmen receive an annual fee of $2,500.

Mr. Laird's firm, Veronis, received services from the Company for which it has not been separately charged. In fiscal 1998, the value of these services was $120,000. In return for the value of such services, the Company is entitled to receive certain consulting and investment banking services from Veronis.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during fiscal 1998, its executive officers, directors, and beneficial owners of more than 10% of the common stock complied with Section 16(a) of the Securities Exchange Act of 1934, and the rules and regulations adopted thereunder.

Information Regarding Beneficial Ownership of Principal Shareholders, Directors, and Management

The following table sets forth, as of November 13, 1998, certain information regarding the beneficial ownership of the Company's Common Stock by (I) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (II) each director and the named executive officers of the Company, and (III) all directors and executive officers of the Company as a group.

                                                                     Beneficial Ownership
                                                                          of Common Stock    Percentage of
Name                                                                 at November 13, 1998     Common Stock
_______________________________________________________________________________________________________________
Howard E. Wille (1)(2)                                                          2,013,025             20.1%
Charles J. Snyder (1)                                                           1,873,925             18.7
Waddell & Reed Inc. (3)                                                           631,000              6.3
Ernest S. Wong (1)                                                                  5,537     see note (4)
David R. Korus (1)                                                                     --               --
Joseph E. Laird, Jr. (1)                                                               --               --
John C. Mickle (1)                                                                     --               --
Walter F. Siebecker (1)                                                             1,700     see note (4)
FactSet Research Systems Inc. Employee Stock Ownership Plan (1)                   851,429              8.5
All directors and executive officers of the Company as a Group (7 persons)      3,894,187             38.8
_______________________________________________________________________________________________________________

(1) The address for each of these beneficial owners is FactSet Research Systems Inc., One Greenwich Plaza, Greenwich, CT 06830.

(2) Adelaide P. McManus, Mr. Wille's spouse and the Company's Chief Administrative Officer, owns 800 shares of Common Stock and holds options to purchase 64,000 shares of Common Stock. Mr. Wille disclaims beneficial ownership of such shares.

(3) Based on Schedule 13G/A, Amendment No. 1 filed January 30, 1998. The address of Waddell & Reed Inc. is 6300 Lamar Avenue, Shawnee Mission, Kansas 66201.

(4) Percentage of Common Stock is less than 0.1%

Information Regarding Executive Officer Compensation

Cash Compensation

The following table summarizes the compensation earned by the Company's executive officers for the latest three fiscal years ended August 31, 1998.


Summary Compensation Table                                            Securities
                                 Annual Compensation                  Underlying
                                                             Other       Company
                              Fiscal                        Annual      Options/     All Other
Name and Principal Position     Year    Salary    Bonus   Comp.(1)    SAR Grants      Comp (2)
______________________________________________________________________________________________
Howard E. Wille,                1998  $300,000 $400,000   $      -             -       $47,228
Chairman and                    1997   300,000  300,000          -             -        54,048
Chief Executive Officer         1996   650,000        -    160,000             -       115,404

Charles J. Snyder,              1998   300,000  400,000          -             -        18,034
President and                   1997   300,000  300,000          -             -        24,326
Chief Technology Officer        1996   540,000        -     50,000             -        27,404

Ernest S. Wong, (3)             1998   212,500   75,000          -         7,500         7,410
Senior Vice President,          1997   187,500   50,000          -             -             -
Chief Financial Officer         1996    40,500   25,000          -        40,000             -
and Secretary

John S. Gross, (4)              1996    77,885   25,000          -             -             -
former Chief Financial Officer
______________________________________________________________________________________________

(1) Represents income tax payments made by the Company.

(2) Represents annual employer contributions to named executive officers' Employee Stock Ownership Plan accounts and annual premiums paid by the Company on life insurance policies for Mr. Wille and Mr. Snyder.

(3) Mr. Wong joined the Company as Senior Vice President, Chief Financial Officer and Secretary on June 3, 1996. Mr. Wong received a one-time signing bonus of $25,000 and received options to purchase 40,000 shares of Common Stock under the Company's 1996 Stock Option Plan.

(4) Effective January 3, 1995, Mr. Gross was granted options to purchase 30,000 shares of Common Stock under the Company's 1994 Stock Option Plan. In February 1996, Mr. Gross resigned from the Company, at which time he exercised the vested portion of his options (representing 6,000 shares of Common Stock) and forfeited the unvested portion (representing 24,000 shares of common stock).


Compensation Pursuant to Stock Options

Stock Option Grants in the Last Fiscal Year

During fiscal 1998, Mr. Wong was granted incentive stock options to purchase 7,500 shares of the Company's common stock. The options expire ten years from the date of grant and vest at a rate of 20% per year beginning one year after the grant date. The option exercise price was the fair value of the Company's stock on the date of grant. No other stock option grants were made to the named executive officers in fiscal 1998.


                                         % of Total                                   (1)
        Number of Securities           Options/SARs                            Grant Date
         Underlying Options/     Granted to Employ    Exercise or  Expiration        Fair
                SARs Granted     ees in Fiscal Year    Base Price        Date       Value
Name                     (#)                    (%)        ($/sh)                                        ($)
_________________________________________________________________________________________
Howard E. Wille           -                      -              -           -           -
Charles J. Snyder         -                      -              -           -           -
Ernest S. Wong        7,500                    2.4         $30.00    2/9/2008     $84,150
_________________________________________________________________________________________

(1) The fair value of the option grant is estimated using the Black-Scholes option-pricing model. Assumptions used by the model were a risk-free interest rate of 5.5%, an expected option life of 4 years, expected volatility of 38% and no dividends.


Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values

The following table provides information on stock option exercises in fiscal 1998 by the named executive officers and the value of such officers' unexercised stock options at August 31, 1998.

                    Shares                         Number of Securities                         Value of
                  Acquired     Value             Underlying Unexercised         Unexercised Im-the-Money
               On Exercise  Realized    Options/SARs at Fiscal Year End  Options/SARs at Fiscal Year-End
Name                   (#)       ($)      Exercisable     Unexercisable     Exercisable    Unexercisable
________________________________________________________________________________________________________
Howard E. Wille          -         -                -                 -               -                -
Charles J. Snyder        -         -                -                 -               -                -
Ernest S. Wong (1)   5,537   $79,594           10,463            31,500        $159,561         $382,875
________________________________________________________________________________________________________

(1) On September 24, 1997 Mr. Wong exercised 5,537 stock options. The aggregate stock option exercise price was paid for through an exchange of 3,000 shares of FactSet Research Systems Inc. Common Stock directly owned by Mr. Wong.


Report on Executive Compensation

The Compensation Committee ("the Committee") is responsible for administering the Company's executive compensation policies and practices. In fiscal 1998, the Committee reviewed cash compensation for the Chairman and Chief Executive Officer, the President and Chief Technology Officer ("the top two officers") and the Senior Vice President, Chief Financial Officer and Secretary. The Committee also reviews and approves the aggregate number of options granted to employees to purchase common stock of the Company.

In carrying out its duties, the Committee has direct access to independent compensation consultants and outside survey data. The Committee is composed of outside directors and reports regularly to the Board. Such outside directors are not eligible to participate in any of the plans or programs it administers.

Compensation for the named executive officers and other key management positions is designed to:

1. Attract, retain, and motivate key personnel.

2. Be competitive with compensation offered for similar positions by companies in the technology and financial services industries.

3. Tie a meaningful portion of compensation to the Company's operating and financial performance through annual bonuses.

4. Link the financial interests of key employees and the Company's shareholders via stock-based incentives.

Overall, the Company aims to deliver  above-average  compensation  contingent on
achievement  of  superior   levels  of  Company  and   individual   performance.
Compensation is delivered through three major components, as described below:

Base Salary

Base  salaries  have  been   established   according  to  the   experience   and
qualifications of the individual executives. Generally, base salaries are intended to be sufficiently competitive to attract and retain key employees. The base salary and benefits of the top two officers are based on employment agreements with the Company. The terms of such agreements are described in the section entitled "Employment Agreements" below. In fiscal 1998, the base salary for the two top officers remained at $300,000 and was not increased.

Annual Bonus

Annual bonuses have been determined on a discretionary basis considering a number of factors including the Company's profitability, revenue growth, achievement of strategic and department goals, individual performance, and competitive market practices. As discussed below, the Committee determined the bonuses for the top two officers in fiscal 1998 based on the Company's operational and financial performance and competitive compensation levels determined by an independent compensation consulting firm.

For fiscal 1998, the Committee made a cash bonus award of $400,000 to each of the top two officers. Such awards were based on 1) recognition of record revenues ($78.8 million) and earnings per share ($1.17), continued momentum in international growth (53% increase to record revenues of $10.0 million), a 28.4% return on average shareholders' equity and 2) a study by independent compensation consultants retained by the Compensation Committee. This study indicated that the awarded bonus level would result in the total compensation for the named executive officers to be between the 50th and 75th percentile of the market.

Stock Options

Stock options are intended to align incentives with long-term stock performance and act as a motivational and retention tool. The Company's first grant of stock options was to selected employees in fiscal 1995 and to Mr. Wong upon commencement of his employment in fiscal 1996. Stock option grants were made in fiscal 1998 to selected key employees based on individual contribution and potential. Stock option grants have not been made to the top two officers because of their significant ownership stake in the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code") imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. As such, compensation paid in fiscal 1998 by the Company is fully tax deductible. The tax deductibility of compensation for the named executive officers will be preserved so long as such actions are consistent with the Committee's compensation policies and objectives and in the best interests of the Company and its shareholders.

The Committee believes that the fiscal 1998 compensation of the named executive officers was aligned with the Company's performance and returns to shareholders and provided a balanced mix between base pay and incentive compensation.

        Compensation Committee
        Joseph E. Laird, Jr.            David R. Korus

Employment Agreements

The Company  has  employment  contracts  with  Howard E.  Wille,  the  Company's
Chairman and Chief Executive Officer, and Charles J. Snyder, the Company's President and Chief Technology Officer. Under the agreements, Mr. Wille and Mr. Snyder are employed in their current positions for three-year terms ending in 1999 that renew annually and are terminable by the Company or the executive on one year's notice. The agreements provide for annual base salaries of $300,000 for Mr. Wille and $300,000 for Mr. Snyder and entitle each to participate in any bonus or employee benefit plans and arrangements in effect from time to time. In the event the employment of Mr. Wille or Mr. Snyder is terminated by the Company for reasons other than their disability or cause, as defined in the agreements, Mr. Wille or Mr. Snyder, as the case may be, will be entitled to receive 1.) a lump sum payment of three times the sum of his base salary and the highest annual bonus paid to him over the prior three calendar years, 2.) three years of continuing participation in the Company's benefit plans (or, if not possible for any reason, comparable arrangements providing substantially similar benefits), and 3.) in the event such termination of employment is in connection with a change of control (within the meaning of Section 280G of the Code) of the Company, reimbursement for any excise taxes incurred as a result of the termination payments described herein. Also under the agreements, Mr. Wille and Mr. Snyder agreed not to engage in certain activities in competition with the Company, including directly or indirectly owning, managing, operating, joining, controlling, employment by or participation in or consulting for any business which is similar to or competes with the Company or its subsidiaries, during the term of their respective employment with the Company and for two years thereafter.

Mr. Snyder's employment contract expires August 31, 1999. He has agreed to remain employed as a consultant to the Company's engineering and technology groups. Mr. Snyder has indicated his further intention to continue serving as a director of the Company.

The Company has an agreement dated May 8, 1996 with Ernest S. Wong relating to the terms of his employment. Under the agreement, in the event Mr. Wong is terminated by the Company at any time for reasons other than good cause, as set forth in the agreement, the Company will continue to pay his base salary and standard employment benefits for 12 months following the date of such termination. In the event Mr. Wong is terminated for any reason within one year following a change in control of the Company, as defined in the agreement, Mr. Wong will be entitled to continue receiving his base salary and standard employment benefits for two years from the date of such termination.

Performance Graph

Comparison of cumulative total return among FactSet Research Systems Inc., the S&P 500 Index, and the NASDAQ Computer Index.

[Performance Graph Omitted]
                     FactSet              S&P 500       NASDAQ Computer Index
-----------------------------------------------------------------------------
June 28, 1996            100                  100                         100
August 31, 1996          119                   97                          96
August 31, 1997          161                  134                         159
August 31, 1998          189                  148                         166

-----------------------------------------------------------------------------

FactSet began trading on the New York Stock Exchange on June 28, 1996. The initial public offering price was $17.00 per common share. At August 31, 1998, the price per common share was $32.25. At fiscal year-end 1997 and 1996, the price per common share was $27.4375 and $20.25, respectively. The stock performance graph assumes an investment of $100 on June 28, 1996 in FactSet stock and an investment of $100 at that time in both the S&P 500 Index (assuming dividends are reinvested) and the NASDAQ Computer Index.

Certain Transactions

In early fiscal 1998, Mr. Wille repaid, in full, a non-interest-bearing advance owed to the Company. The largest amount of his indebtedness outstanding during fiscal 1998 was $388,500.

II. Election of Directors

Three directors are to be elected at the annual meeting of shareholders. Each director will hold office for a term not exceeding three years or until a successor is elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy.

Management expects that the nominees will be available for election. However, if a nominee is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy. The Board requests that the shareholders vote in favor of the following nominees to serve a three-year term expiring in concurrence with the Annual Meeting of Shareholders for fiscal year 2001:

John D. Connolly. Mr. Connolly is an experienced investment professional with a distinguished career in the financial services industry. He was a principal/partner and portfolio manager with Miller Anderson & Sherrerd from 1990 to 1998. From 1984 to 1990, Mr. Connolly served as Senior Vice President, Chief Investment Strategist for Dean Witter Reynolds ("Dean Witter"). Prior to joining Dean Witter, he held the position of Senior Vice President, Director of Research for Shearson/American Express. Mr. Connolly has also held various senior positions with E.F. Hutton, White Weld, Faulkner, Dawkins & Sullivan, Inc., National Securities & Research, and Citibank.

Joseph E. Laird, Jr., Refer to page 1 for Mr. Laird's biography.

Charles J. Snyder, Refer to page 2 for Mr. Snyder's biography.

III. Ratification of the Selection of Independent Public Accountants

The Board requests that the shareholders ratify its selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the current fiscal year. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board will select another firm of independent accountants. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will have an opportunity to make a statement. They will also be available to respond to appropriate questions.

IV. Solicitation of Proxies

The Board solicits the proxy accompanying this Proxy Statement. Officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services, may solicit proxies. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. The Company will pay all of the costs of solicitation of proxies.

V. Vote Tabulation

Vote Required

Under the Delaware General Corporation Law, the election of the Company's directors requires a plurality of the votes represented in person or by proxy at the Meeting and the ratification of the selection of accountants requires that the votes in favor exceed the votes against. The Bank of New York will tabulate votes cast by proxy or in person at the Meeting.

Effect of an Abstention and Broker Non-Votes

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Meeting for the purposes of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies at their own discretion.

VI. Proposals of Shareholders

Proposals of shareholders intended to be presented at the fiscal year 2000 Annual Meeting of Shareholders must be received by the Company's Secretary no later than August 1, 1999, to be included in the Company's Proxy Statement.

VII. Other Matters

The Board does not intend to bring any other business before the Meeting, and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. However, as to any other business, which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

/s/Ernest S. Wong
_________________
Ernest S. Wong
Secretary
Greenwich, Connecticut
November 24, 1998

A copy of the Company's Form 10-K report for fiscal 1998, filed with the Securities and Exchange Commission, may be obtained by contacting:

Investor Relations
FactSet Research Systems Inc.
One Greenwich Plaza
Greenwich, Connecticut 06830
203.863.1500
investors@factset.com
                                      -10-